EXHIBIT 16.1
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                               FAZZAR PARTNERS LLP
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                              CHARTERED ACCOUNTANTS

November 19, 2007

Securities and Exchange Commission
Mail Stop 11-3
100 F Street, NW
Washington, DC 20549

Dear Sirs:

We have read item 4.01 of Red Roller Holdings, Inc.'s (f/k/a Aslahan Enterprises Ltd.) Form 8-K to be dated November 19, 2007 and have the following comments:

         o  We agree with statements made in paragraphs one through five.

         o We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

FAZZARI + PARTNERS LLP Chartered
Accountants
Licensed Public Accountants

/s/ "Jack Massarelli"

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            3300 Highway #7 o Suite 901 o Vaughan, Ontario o L4K 4M3
                     Tel, 905 -738-5758 o Pax. 905-660-7228